EXHIBIT 10.10


                             CONSTRUCTION CONTRACT
     Grading, Utilities, Channel Lining, Storm Sewer, Curb & Cutter, Paving

     AGREEMENT made this 5th, day of June, 1997, by and between Bishop Capital Corporation, a Wyoming Corporation, General Partner of Bishop Powers Ltd., a Colorado Limited Partnership, 716 College View Dr., Riverton, County of Fremont, State of Wyoming, hereinafter referred to as Owner and Pioneer Sand Company, Inc., a Colorado Corporation, Box 7650, City of Colorado Springs, County of El Paso, State of Colorado, hereinafter referred to as Contractor a Company duly licensed as a contractor in the State of Colorado as follows:

                                  SECTION ONE
                              DESCRIPTION OF WORK

     Contractor shall perform overlot grading, installation of utility lines including water and sewer mains and taps ( but excluding gas, electrical, phone and CATV lines), road base preparation including compaction; curb and gutter installation, asphalt paving, installation of riprap lining in Sand Creek channel, as well as public storm sewer piping at the The Crossing at Palmer Park Sub., Fil. 1, Colorado Springs, El Paso County, Colorado pursuant to the attached Exhibits, to wit:

     A.  Plans  prepared  by  Kiowa  Engineering,   Inc.  and  Land  Development
Consultants, Inc. consisting of 7 ( Seven ) Pages attached hereto and incorporated by this reference as Exhibit "A-1" through "A-7" as well as sanitary sewer plan and profiles and channel lining profiles which shall be attached to this Contract following execution.

     B. Project Bid Tabulation form, and Request For Proposal documents, including Addendum's No. 1 and No.2 as prepared by Tigre Development Services for the Owner, consisting of 4 ( Four ) Pages, attached hereto, and incorporated by this reference as Exhibit "B".

     C. In the event of any inconsistency between the contents of Exhibits "A" and "B", the unit prices contained within Exhibit "B" shall control.

     D. Time being of the essence incentive attached hereto and incorporated as Exhibit C.

                                  SECTION TWO
                                 CONTRACT PRICE

     A. Owner agree to pay (Contractor, for the work described: $370,235.41 (Three Hundred Seventy Thousand, Two Hundred Thirty Five Dollars and Forty One Cents). Payment of the Performance and Maintenance Bonds referred to in Section 18 of this contract will be paid in full by the Owner at the time the Notice to Proceed is issued to the Contractor.

     B. Payment of this amount is subject to additions or deduction in accordance with the provisions of this contract and of the other documents to which this contract is subject.

     C. Payment on the total contract price is to be made in the form of monthly progress payments as herein after set forth in Section Three and a Final Payment as set forth in Section Four.

     D. Payment with consideration of Exhibit C

                                 SECTION THREE

                               PROGRESS PAYMENTS

     A. Owner shall make progress payments on account of the contract price to Contractor, on the basis of monthly applications for payment submitted to Owner's Construction Manager by Contractor as the work progresses. Such progress payments shall be submitted by the 10th day of each succeeding month and shall be paid, in full, no later than the 20th day of such month for the prior month's billings for labor and materials. All such progress payments shall be subject to a retainage by the Owner of Ten Percent ( 10%) of such amount which amount shall be paid to Contractor as part of the Final Payment as hereinafter set forth. All work on the Project shall be performed in accordance with the latest revised edition of the City of Colorado Specifications applicable to each type of work being performed.

     B. Progress payments may be withheld if


          (1) Work is found defective by Owner and/or the Construction Manager and not remedied by the time any Progress Payment is due;

          (2)   Contractor   does  not  make  prompt  and  proper   payments  to
subcontractors

          (3) Contractor does not make prompt and proper payments for labor, materials or equipment furnished by third parties;

          (4) Another contractor on the project is damaged by an act for which contractor is responsible;

          (5) Claims or liens are filed on the job.

                                  SECTION FOUR
                  FINAL INSPECTION, ACCEPTANCE AND SETTLEMENT

     When the work is complete and ready for final inspection, the Contractor shall file a written notice with the Owner that the work, in the opinion of the Contractor, is complete under the terms of this Contract. Within ten (10) days after the contractor files the written notice, the Owner, the Construction
Manager. and the Contractor shall make a final inspection of the project to determine whether the work has been completed in accordance with the Contract Documents.

A final list shall be made by the Construction Manager in sufficient detail to fully outline to the Contractor:

          1. Work to be completed, if any.

          2. Work not in compliance with the Plans or Specifications, if any.

          3. Unsatisfactory work for any reason, if any.

     The Owner shall not be required to make final payment until all items noted above, if any, have been completed and the Construction Manager has issued a Certificate of Completion which the Construction Manager shall issue within 10 working days of completion of the Project. Final payment shall be made within fifteen (15) days of issuance of the Certificate of Completion by the Construction Manager. Final payment amount shall include all retainages held by the Owner pursuant to Section Three (A) herein. Fully executed Lien Waivers from all subcontractors employed by Contractor must be filed with the Construction Manager prior to processing of the Final Payment by the Owner.

     If any unpaid claim for labor, materials, supplies, equipment, or damages to third parties is filed before payment of the sums due and owing to Contractor are paid, the Owner may withhold from the Contractor sufficient sums to insure the full payment of such claims until such claims are withdrawn or paid with such payment or withdrawal evidenced by a receipt for payment in full or a Notice of Withdrawal of Claim signed by the claimant or its duly authorized agent or assignee.

     Owner by making payment,  waives all claims except those arising out of-

          (1) Faulty work appearing after issuance of the Certificate of Completion;

          (2) Work that does not comply with the contract documents; or

          (3) Outstanding claims of lien.

     Contractor, by accepting final payment, waives all claims except those that it has previously made in writing, and which remain unsettled at the time of acceptance.

                                  SECTION FIVE
                         STARTING AND COMPLETION DATES

Construction under this contract will begin when the Construction Manager, on behalf of the Owner, has obtained the issuance of any and all required permits or authorizations from local authorities and /or the Contractor. but in no event later than June 9, 1997. The work herein set forth shall be completed no later than August 10, 1997.

                                  SECTION SIX
                               CONTRACT DOCUMENTS

     A. The contract documents on which the agreement between Owner and Contractor is based contain the plans and specifications in accordance with which the work is to be done and that provide for the method of payment of the contract price are as follows:

          (1) This agreement with Exhibits "A" through "C" hereto which details the work and materials to he provided by contractor;

          (2) The plans and specifications attached hereto as Exhibit "A" and any amendments made after the effective date of this agreement; and

          (3) Written work change orders issued, or to be issued.

     B. The contract documents together form the contract for the work described in this agreement. The parties intend that the documents include provisions for all labor, materials, equipment, supplies, and other items necessary for the execution and completion of the work, and all terms and conditions of payment.

     C. The contract document is to be separately executed in triplicate by owner and contractor. Contractor, by executing the documents, represents that it has inspected and is familiar with the work site and the local conditions under which the work is to be performed.

                                 SECTION SEVEN
                      DESIGNATION OF CONSTRUCTION MANAGER;
                              DUTIES AND AUTHORITY

     A.  The  Construction   Manager  for   above-described   project  is  TIGRE
DEVELOPMENT SERVICES. INC., 6661 Gambol Quail Drive W., Colorado Springs, Colorado [hereinafter "Construction Manager"], State of Colorado.

     B. The duties and authority of the Construction Manager are as follows:

          (a) General Administration of Contract. The primary function of the Construction Manager is to provide the general administration of the contract. In performing these duties he is the owner's representative during the entire period of construction.

          (b) Inspections, Opinions, and Progress Reports. Construction Manager shall keep familiar with the progress and quality of the work by making periodic visits to the work site. Construction Manager will make general determinations as to whether the work is proceeding in accordance with the contract. Construction Manager will keep the owner informed of such progress, and will use it's best efforts to protect the owner from defects and deficiencies in the work. Construction Manager will not be responsible for the means of construction, or for the sequences, methods, and procedures used in such construction or for contractor's failure to perform the work in accordance with the contract documents.

          (c) Access to Work Site for Inspections. Construction Manager shall be given free access to the work at all times during its preparation and progress. However Construction Manager is not required to make exhaustive or continuous on-site inspections to perform it's duties of checking and reporting on work progress.

          (d) Interpretation of Contract Documents; Decisions on Disputes. Construction Manager will be the initial interpreter of the contract document requirements, and make primary decisions on claims and disputes between Contractor and Owner.

          (e) Rejection and Stoppage of Work. Construction Manager shall have authority to reject work that in it's opinion does not conform to the contract documents, and in this connection to stop the work or a portion of such work, when necessary.

          (f) Payment Certificates. Construction Manager will determine the amounts owing to contractor as the work progresses, based on contractor's applications and it's inspections and observations, and will issue certificates for progress payments and final payment in accordance with the terms of the contract documents.

                                 SECTION EIGHT
                           RESPONSIBILITIES OF OWNER

     A. Owner shall give all instructions to contractor through the Construction Manager, shall furnish all necessary soils testing and materials testing necessary for the work, and shall secure and pay for easements for permanent structures on the work site, if required, or which are necessary for its proper completion.

     B. Owner reserves the right to let other contracts in connection with the project. Contractor shall cooperate with all other contractors to the effect that their work shall not be impeded by it's construction, and shall give such other contractors access to the work site necessary to perform their contracts, with the understanding that other contractors are to cooperate fully with Pioneer Sand Co., Inc. construction schedule.

     C. Owner shall have free and unencumbered access to the job site during completion of the Work herein set forth.

                                  SECTION NINE
                         RESPONSIBILITIES OF CONTRACTOR

     Contractor's duties and rights in connection with the above-described project are as follows:

     A. Responsibility for and Supervision of Construction. Contractor shall be solely responsible for all construction under this contract, including the techniques, sequences, procedures, and means, and for coordination of all work. Contractor shall supervise and direct the work to the best of its ability, and give it all attention necessary for such proper supervision and direction.

     B. Discipline and Employment. Contractor shall maintain at all times strict discipline among its employees, and contractor agrees not to employ for work on the project any person unfit or without sufficient skill to perform the job for which he or she was employed.

     C. Furnishing of Labor,  Materials,  etc.  Contractor shall provide and pay for all labor, materials, and equipment, including tools, construction equipment, and machinery, including water, transportation, and all other facilities and services necessary for the proper completion of work on the project in accordance with the contract documents including payment of utilities provided at the site by Owner. All work shall be performed in accordance with City of Colorado Springs Specifications.

     D. Payment of Taxes; Procurement of Licenses and Permits. Contractor shall pay all taxes required by law in connection with work on the project in accordance with this agreement including sales, use, and similar taxes. Contractor shall obtain, at his expense, all necessary licenses and permits to do the project, in accordance with applicable Federal, State and local laws, regulations and ordinances. However, owner will pay all service line development tap fees due to any City, County, or State entity relating to the project.

     E. Compliance with Construction Laws and Regulations. Contractor shall comply with all laws and ordinances, and the rules, regulations, or orders of all public authorities relating to the performance of the work under and pursuant to this agreement. If any of the contract documents are at variance with any such laws, ordinances, rules, regulations, or orders it shall compliance with Construction Laws and Regulations. Contractor shall notify the Engineer, in writing, promptly on discovery of such variance.

     F. Responsibility for Negligence of Employees and Subcontractors. Contractor assumes full responsibility for acts, negligence, or omissions of all its employees on the project, for those of its subcontractors and their employees, and for those of all other persons doing work under a contract with it.

     G. Warranty of Fitness of Equipment and Materials. Contractor represents and warrants to owner that all equipment and materials used in the work, and made a part of the structures on such work, or placed permanently in connection with such work, will be new unless otherwise specified in the contract documents, of good quality, free of defects, and in conformity with the contract documents. It is understood and agreed between the parties to this agreement that all equipment and materials not so in conformity will be considered defective.

     H. Clean-up. Contractor agrees to keep the work location and adjoining ways free of waste material and rubbish caused by its work or that of its subcontractors. Contractor further agrees to remove all such waste material and rubbish on termination of the project, together with all its tools, equipment, machinery, and surplus materials. Contractor agrees, on terminating its work at the site, to conduct general clean-up operations, including the cleaning of paved streets and walks, if applicable.

     I. Indemnity and Hold Harmless Agreement. Contractor agrees to indemnify and hold harmless Owner and Tigre Development Services, their agents and employees, from and against any and all claims, damages, losses, and expenses, including reasonable attorney's fees in case it shall be necessary to file an action, arising out of performance of the work herein, that is (a) for bodily injury, illness, or death, or for property damage, including loss of use, and
(b) caused in whole or in party by contractor's negligent act or omission, or that of a subcontractor, or that of anyone employed by them or for whose acts contractor or subcontractor may be liable

     J. Safety Precautions and Programs. Contractor has the duty of providing for and overseeing all safety orders, precautions, and programs necessary to the reasonable safety of the work. In this connection, contractor shall take reasonable precautions for the safety of all employees and other persons whom the work might affect, all work and materials incorporated in the project, and all property and improvements on the construction site and adjacent to the construction site, complying with all applicable laws, ordinances, rules, regulations and orders.

                                  SECTION TEN
                       TIME OF ESSENCE, EXTENSION OF TIME


     A. All times stated in this agreement or in the contract documents are of the essence hereof.

     B. The time frames and/or dates stated in this agreement or in the contract documents may be extended by a change order prepared by the Construction Manager and signed by Owner for such reasonable time as it may determine, when in it's opinion contractor is delayed in work progress by changes ordered, inclement weather, labor disputes, fire, prolonged transportation delays, injuries, or other causes beyond contractor control or which justify the delay including any delays caused by Owner. Time extensions granted the Contractor for any or all of the reasons mentioned above, will not include any payment by the Owner for office or field costs, overhead, or lost profit resulting from such a time extension.

                                 SECTION ELEVEN
                                 SUBCONTRACTORS

     A. A subcontractor. for the purposes of this agreement, shall be a person with whom contractor has a direct contract for work at the project site.

     B. All contracts between contractor and subcontractors shall conform to the provisions of the contract documents and shall incorporate in them the relevant provisions of this agreement.

                                 SECTION TWELVE
                                   INSURANCE

     A. Contractor's liability Insurance. Contractor agrees to keep in force at its own expense during the entire period of construction on the project such liability insurance as will protect it from claims, under workers' compensation and other employee benefit laws, for bodily injury and death, and for property damage, that may arise out of work under this agreement, whether directly or indirectly by contractor, or directly or indirectly by a subcontractor. The minimum liability limits of such insurance shall not be less than the limits specified in the contract documents or by law for that type of damage claim. Such insurance shall include contractual liability insurance applicable to contractor's obligations under this agreement. Proof of such insurance shall be filed by contractor with owner within a reasonable time after execution of this agreement. Contractor agrees to include the Owner and Construction Manager as additional insured parties on each policy for the Project except Worker's Compensation Coverage.

     B. Owner's liability Insurance. Owner agrees to maintain in force his own liability insurance during the construction on this project, and reserves the right to purchase such additional insurance as in its opinion is necessary to protect it against claims arising out of the contractor's operation, without diminishing contractor's obligation to carry the insurance specified in this agreement on contractor's part to be carried.

     C. Waiver of Work Site Property Damage Claims to Extent or Insurance Coverage. Owner and contractor hereby waive all claims against each other for fire damage or damages from other perils. Contractor agrees to obtain waivers of such claims by all subcontractors.

                                SECTION THIRTEEN
                                CORRECTING WORK

     When it appears to contractor during the course of construction that any work does not conform to the provisions of the contract documents, contractor shall make necessary corrections so that such work will so conform, and in addition shall correct any defects caused by faulty materials, equipment, or quality of performance in work supervised by it or by a subcontractor, appearing within one year from the date of issuance of a certificate of substantial completion, or within such longer period as may be prescribed by law or as may be provided for by applicable special guaranties in the contract documents.

     The Contractor shall promptly correct any work rejected by the Owner whether such work has been performed by Contractor or a subcontractor of contractor. Promptly correct shall mean within such time as may reasonably be required to correct such work as determined by the Construction Manager.

                                SECTION FOURTEEN
                                  WORK CHANGES

     A. Owner reserves the right to order work changes in the nature of additions, deletions, or modifications, without invalidating this agreement, and agrees to make corresponding adjustments in the contract price and time for completion.

     B. All changes will be authorized by a written change order signed by Owner, Contractor, and by the Construction Manager. The change order will include conforming changes in the agreement contract price and completion time as appropriate.

     C. Work shall be changed, and the contract price and completion time shall be modified, only as set out in the written change order.

     D. Any adjustment in the contract price not covered by unit bid prices resulting in a charge to owner shall be determined by mutual agreement of the parties before starting the work involved in the change. In the event a mutual agreement cannot be met, the latest revised version of the CDOT Cost Data book will be used by both parties to facilitate the determination of the adjusted cost.

                                SECTION FIFTEEN
                                  TERMINATION

     A. Contractor's Termination. Contractor may, on seven days written notice to owner and Construction Manager, terminate this agreement before the completion date specified in this agreement when for a period of ten (10) days after a progress payment is due, through no fault of contractor, construction manager fails to process a certificate of payment thereof, or owner fails to make the payment. On such termination, contractor may recover from owner payment for all work completed and for any loss sustained by contractor for materials, equipment, tools, or machinery to the extent of actual loss thereon plus loss of a reasonable profit, provided it can prove such loss and damages.

     B. Owner's Termination. Owner may, on seven days notice to contractor, terminate this agreement before the completion date specified in this agreement, and without prejudice to any other remedy it may have, when contractor defaults in performance of any provision in this agreement, or fails to carry out the construction in accordance with the provisions of the contract documents.

                                SECTION SIXTEEN
                                 GOVERNING LAW

     It is agreed that this agreement shall be governed by, construed. and enforced in accordance with the laws of the State of Colorado.

                               SECTION SEVENTEEN
                       ATTORNEY FEES, COSTS AND INTEREST

     In the event that any action is filed in relation to this agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees, costs and expert witness fees. Further, any award obtained shall bear interest from date of default until payment at an interest rate of Ten Percent ( 10%). Venue for any such action shall be the District Court in and for the County of El Paso and State of Colorado.

                                SECTION EIGHTEEN
                                     BONDS

     The Contractor shall be required to secure and maintain a Performance Bond as well as a one year Maintenance Bond. It is agreed that the costs for such Bonds shall be paid for by the Owner. The cost of the Performance and Maintenance Bond is hereby agreed to be 2.25 Percent of the Contract Amount at time of Award or $8,330.30 (Eight Thousand Three Hundred and Thirty Dollars and Thirty Cents).

                                SECTION NINETEEN
                                ENTIRE AGREEMENT

     This agreement shall constitute the entire agreement between the parties and any prior understanding or representation of any kind preceding the date of this agreement shall not be binding upon either party except to the extent incorporated in this agreement.

                                 SECTION TWENTY
                           MODIFICATION OF AGREEMENT

     Any modification of this agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

                               SECTION TWENTY-ONE
                                     NOTICES

     Any notice provided for or concerning this agreement shall be in writing and be deemed sufficiently given when sent by certified or registered mail if sent to the respective addresses of each party as set forth at the beginning of this agreement.

                               SECTION TWENTY-TWO
                              ASSIGNMENT OF RIGHTS

     The rights of each party under this agreement are personal to that party and may not be assigned or transferred to any other person, firm, corporation, or other entity without the prior. express, and written consent of the other party.

                              SECTION TWENTY-THREE
                               PARAGRAPH HEADINGS

     The titles to the paragraphs of this agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this agreement.

     IN WITNESS WHEREOF, each party to this agreement has caused it to be executed on the date indicated below.

OWNER:   Bishop Powers, Ltd., a Colorado limited partnership
         By Bishop Capital Corporation
         Its General Partner

         Robert E. Thrailkill
         --------------------------------------------

Title:   President
         --------------------------------------------

Dated:   6/5/97
         --------------------------------------------

CONTRACTOR: Pioneer Sand Company, Inc.

        Joe Johnson
        --------------------------------------------

Title:  Excavation Manager
        ---------------------------------------------

Dated:  6/5/97
        ---------------------------------------------


    Contract Contingent Upon All Conditions of Attached June 4, 1997 Letter
    -----------------------------------------------------------------------


Drg. Basin: Sand Creek                                                                                  April,  1997
Estimate No.: 2                                                                                  BID TABLUATION FORM
Project No: 97/LDC/cpp                                                               Revised 5/6/97 - Addendum No. 1
                                                                                    Revised 5/22/96 - Addendum No. 2

                                              CROSSING AT PALMER PARK - PHASE I
---------------------------------------------------------------------------------------------------------------------
Item  Group                         Item                         Unit            Unit       Total           Total
No.   Code                      Description                      Meas.          Price     Quantity           Cost
=====================================================================================================================

1      EXCAV       Clear & Grub                                   CY          $    2.48      3727          $ 9,242.96
2      EMBANK      Embankment                                     CY          $    1.80     13701          $24,661,80
3      EROS        Erosion Control                                LS          $2,200.00         1          $ 2,200.00
4      PAN         Cross Pan                                      EA          $6,325.00         2          $12,650.00
5      CURB        Curb & Gutter                                  LF          $   10.50      1185          $12,442.50
6      PED         Ped. Ramps                                     EA          $  675.00         7          $ 4,725.00
7      STM         5' D-10R Inlet                                 EA          $2,400.00         2          $ 4,800.00
8      STM         Remove Exist. Inlet                            EA          $  600.00         1          $   600.00
9      STM         10'x7' Junct. Box                              EA          $7,750.00         1          $ 7,750.00
10     STM         48" RCP                                        LF          $   64.00       152          $ 9,728.00
11     STM         42" RCP                                        LF          $   53.00       674          $35,722.00
12     STM         18" RCP                                        LF          $   27.00        40          $ 1,080.00
13     STM         Outlet Structure                               EA          $6,000.00         1          $ 6,000.00
14     STM         Type M Rip-RaP                                 CY          $   17.50       100          $ 1,750.00
15     STM         5" Diam. Manholes                              EA          $3,300.00         2          $ 6,600.00
16     STM         Channel Lining                                 LF          $   72.50       420          $30,450.00
17     STM         Grade Cntrl. Struct.                           LF          $  112.00       180          $20,160.00
18     SANSWR      8" San. Sewer                                  LF          $   19.00      1183          $22,477.00
19     SANSWR      Bends                                          EA          $   40.00        10          $   400.00
20     SANSWR      Manholes                                       EA          $1,000.00         6          $ 6,000.00
21     SANSWR      4" Services                                    EA          $1,750.00         4          $ 7,000.00
22     WATER       8" Water Line                                  LF          $   17.30       424          $ 7,335.20
23     WATER       8" Valves                                      EA          $  550.00         3          $ 1,650.00
24     WATER       2" Services                                    EA          $  900.00         1          $   900.00
25     WATER       1 1/2" Services                                EA          $  850.00         3          $ 2,550.00
26     WATER       Relocate Hydrant                               EA          $  800.00         1          $   800.00
27     WATER       8" Bends/Tees                                  EA          $  150.00         3          $   450.00
28     WATER       8" Plugs                                       EA          $  550.00         1          $   550.00
29     WATER       8" Blow Off Assmly                             EA          $  550.00         1          $   550.00
30     PAV         Paving-6" Full Dpth                           TON          $   34.95      1246          $43,547.70
31     PAV         Paving-3" Full Dpth                           TON          $   32.75       667          $21,844.25
32     PAV         Patching                                      TON          $   77.00       140          $10,780.00
33     SURV        Const. Staking                                 LS          $7,500.00         1          $ 7,500.00
34     BARR        Barricading                                    LS          $2,000.00         1          $ 2,000.00
---------------------------------------------------------------------------------------------------------------------
       ADD         Addendum #1
----------------------------------------------------------------------------------------------------------------------
35     PAV         Saw Cut Asphalt                                LF          $    2.70      1310          $  3,537.00
36     PAV         6" Asphalt Curb                                LF          $    4.40       440          $  1,936.00
37     WATER       Hydrant Assembly                               EA          $1,800.00         2          $  3,600.00
38     STRIP       Pvmt. Striping, Cross Walks                    LS          $3,850.00         1          $  3,850.00
----------------------------------------------------------------------------------------------------------------------
       ADD         Addemdum #2
----------------------------------------------------------------------------------------------------------------------
39     WATER       12" DIP Water Main                             LF          $   26.65       340          $  9,061.00
40     WATER       12" Diam Line Valves                           EA          $1,075.00         3          $  3,225.00
41     WATER       16"x12" Tapping Sleeve with Valve              EA          $6,250.00         1          $  6,250.00
42     WATER       12" Diam.  22 1/2 Bend                         EA          $  295.00         1          $    295.00
43     WATER       12" Diam. Plug & Blowoff Assembly              EA          $  650.00         1          $    650.00
44     WATER       City Std. 12" Diam. Water Lowering             EA          $6,495.00         1          $  6,495.00
45     SEWER       Palmer Park Crossing                           LS          $4,440.00         1          $  4,440.00
----------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                      $370,235.41
----------------------------------------------------------------------------------------------------------------------
                                     Page 1
                                                                                                             Exhibit B

RE: The Crossing at Palmer Park Sub                                 May 6, 1997



To: All Contractors on Bid Proposal List
                                   From: Chris Smith, Tigre Development Services

Please find attached Addendum No. 1 and associated revised Bid Tabulation Form for the referenced Project. Please attach signed Addendum with Bid Proposal submittal.

New Line Items: Listed as Addendum #1 Items on Bid Tabulation form.
-------------------------------------------------------------------

Item 36 - Add approximately 1310 LF of saw cutting of existing pavement and removal of exist. asphalt curb along Powers Blvd. and Palmer Park Blvd.

Item 37 - Add approximately 440 LF of 6" asphalt curb. Curb to be installed along North edge of access road which runs West to East along North Boundary of Fill 1.

Item 38 - Add I (one) each hydrant. Hydrant location at West curb return of access drive along East property line of Lot 1. Tee, valve and stub out under Palmer Park Blvd. exists in this location. See Master Utility Plan, Page C-2, for approximate location of exist. tee and valve.

Item 39 - Pavement Striping and Crosswalk striping. Per City Traffic Div., striping may be painted, crosswalks are to be Thermo-plastic or preformed plastic panels.

Deletions:
----------

Item 19 ( Original Bid Tabulation Form )- 8" Sanitary sewer encasement - Deleted in it's entirety.

Changes to existing (as renumbered) line items:
-----------------------------------------------

Item 1: Number of CY remain the same. Revision - Cost to include removal and disposal of total of approximately 24 EA 18" to 24" caliper trees in addition to original 15 EA. 4" caliper trees as stated of Page 3 of original Bid Proposal Detailed Notes paragraph.

Item 18: Added 350 LF of sanitary sewer. Main will outfall to Palmer Park Blvd. Total revised length of sanitary sewer is 950LF.

Item 20: Added 1 EA. sanitary sewer manhole. Quantity changed from original 4 EA. to 5 EA.

Item 33: Added 43 Tons of patching to original quantity of 33 Tons. Revised quantity for asphalt patching is 76 Tons.

Distribution:                          Acknowledgment of Addendum No. 1:
Blue Ridge Construction. Inc.          Name of Firm: Pioneer Sand Company, Inc.
Frazee Construction Inc.                           -----------------------------
Pioneer Sand Co., Inc.                 Signed:  Joe Johnson
XKE Contractors, Inc.                          ---------------------------------

                                       Dated:  6/5/97
                                              ----------------------------------

                                                                       Exhibit B

Date: May 22, 1997

RE: The Crossing at Palmer Park Subdivision.  Phase I

To: Pioneer Sand Company Inc
    Attn.: Mr.  Joe Johnson, Excavation Manager

From: Chris Smith, Tigre Development Services, Inc.

Please find attached Addendum No.2 and associated revised Bid Tabulation Form for the referenced Project. Please sign and return Addendum with revised Bid Tabulation sheet.

New Line Items: Listed as Addendum #2 Items on Bid Tabulation form.
-------------------------------------------------------------------

Item 39 - Add approximately 340 LF 12" Diameter D.I.P. D.I.P, to be installed in west access road and tie into 16" D.I.P in Palmer Park Blvd. See revised Utility Plan.

Item 40 - Add 3 EA 12" Water Line Line Valves. See revised Utility Plan for locations.

Item 41 - Add I EA 16"x12" Tapping Sleeve with Valve. See revised revised Utility Plan for location.

Item 42 - Add 1 ESA 12" Diam. 22 1/2 Degree Bend. See Attached revised Utility Plan for location.

Item 43 Add 1 EA 12" Diam. Plug and Blowoff Assembly Complete. See attached revised Utility Plan for location.

Item 44 Add 1 EA Complete 12" Diam. City Standard Water Line Lowering. See attached revised Utility Plan for location.

Deletions:
----------

Item 28 ( Original Bid Tabulation Form )- 2 EA 8" Diam. Tap Sleeves - Deleted in it's entirety.

Changes to existing (as renumbered) line items:
-----------------------------------------------

Item 18: Original LF was 950. Revised to 1183 L.F. Includes Palmer Park connection and new line from Palmer Park to South near Golf World. See revised Utility Plan.

Item 20: Original number of Manholes was 5 EA. Added 1 EA Manhole per revised Utility Plan.

                                                                       Exhibit B

Item 22: Original LF of 8" Water line was 1190 LF. Revised to 424 LF. Deleted 766 LF per Revised Utility Plan.

Item 23: Original number of 8" Water Valves was 9. Revised number of Valves is 3 EA. Deleted 6 EA Valves per revised Utility Plan.

Item 27: Original number of 8" Bends/Tees was 6 EA. Revised to 3 EA. Deleted 3 EA Bends/Tees per revised Utility Plan.

Item 28: Original number of 8" Plugs was 2 EA. Revised to 1 EA. Deleted 1 EA per revised Utility Plan.

Item 29: Original number of 8" Blow Off Assembly was 2 EA. Revised to 1 EA. Deleted 1 EA per revised Utility Plan.

Item 32: Original Tons of Patching was 76 Tons. Revised to 140 Tons. Added 64 Tons per revised Utility Plan.

Item 37: Original number of Hydrants was 1 EA. Revised to 2 EA. Added 1 EA 1 Hydrant per revised Utility Plan.

Acknowledgment of Addendum No.2:


Name of Firm: Pioneer Sand Company Inc.

Signed: Joe Johnson
        ----------------------------------

Title:  Excavation Manager
        ----------------------------------

Date:   6/5/97
        ----------------------------------


                                                                       Exhibit B

                                   EXHIBIT C

With time being of essence of this contract an added incentive will be paid as a bonus based upon the following considerations:

     Attached construction schedule with target date of completion.

     Any time extensions are to be granted by the Construction Manager in writing as described in section 10, para. B and section 14, para. B and C - adjusting above target date of completion when applicable.

     Certificate of completion will be by Construction Manager in writing as described in section 4 of contract.

     Working days saved from target date of completion will be paid at the amount of $1500.00 per day, not to exceed 10 days, and acknowledged in writing and issued concurrently with the certificate of completion.

     This written documentation will be invoiced with the request for retainage and is to be paid by the owner upon payment of retainage as discussed within Section 4 of the contract.

                           BISHOP CAPITAL CORPORATION
                             716 College View Drive
                            Riverton, Wyoming 82501
                                 (307) 856-3800

June 4, 1997

VIA FACSIMILE

Mr. Kevin Holmstrom
Pioneer Sand Company, Inc.
P.O. Box 765O
Colorado Springs, Colorado 80933

Re:  The Crossing at Palmer Park

Dear Mr.  Holmstrom:

In connection with the Construction Contract (the "Contract") between Bishop Capital Corporation ("Bishop") and Pioneer Sand Company, Inc. ("Pioneer") relating to work as described in the Contract with attached exhibits to be completed by Pioneer at the Crossing at Palmer Park, Bishop can provide you the following assurances that progress payments wi]I be disbursed in accordance with the Contract terms as follows:


     1. The first lot closing is scheduled for June 9, 1997 with 123 Cascade Associates (a Taco Bell franchisee) in the amount of $350,000. The proceeds will be wired to Riverton State Bank. Bishop will furnish to 123 Cascade Associates a standby Letter of Credit issued by Riverton State Bank for the Contract amount to provide them assurance that the offsite/onsite development work will be completed by Pioneer. The Letter of Credit will reference Pioneer as the primary contractor to be paid from this Letter of Credit and a copy will be furnished to you.

     2. The second lot closing is scheduled for July 7, 1997 with State Bank & Trust for $330,000. The sales proceeds will be escrowed and disbursed for onsite development work in accordance with the terms of the escrow agreement. The escrow agent will disburse the funds upon receipt of a certificate and demand for payment from Bishop. The certificate will indicate the onsite work done, the extent to which each onsite item has been completed, and the amount of payment requested. Bishop will have Pioneer referenced as the primary contractor in the Escrow Agreement and request that the checks be issued jointly to Bishop and Pioneer.

     3. It is Bishop's intent to decrease the standby Letter of Credit issued to 123 Cascade Associates on the State Bank & Trust closing date by the amount of the onsite development work referenced in Exhibit B to the State Bank & trust sales agreement and any Letters of Credit issued to the City of Colorado Springs for drainage and roadway work.

Pioneer Sand Company, Inc.
June 4, 1997
Page 2

     4. Bishop will request Riverton State Bank furnish you a letter stating that the Letter of Credit issued to 123 Cascade Associates will not be reduced until the State Bank & Trust sale is closed and the escrow is established.

     5. The third lot closing is scheduled for August 15, 1997 with Diamond Shamrock for $388,00. There are no escrows or restrictions associated with this closing.

We will be happy to furnish you copies of the 123 Cascade Associates, State Bank & Trust and Diamond Shamrock sales agreements if you so request.

If you are in agreement with the above conditions, please sign the duplicate copy of this letter and return it to me.

Very truly yours,


/s/  Robert E. Thrailkill
---------------------------
Robert E. Thrailkill
President

We are in agreement with the above conditions.

Date    6/5/97                  Pioneer Sand Company, Inc.


                                By:  /s/ Kevin Holmstrom
                                    -------------------------

                                Title: Credit Manager
                                       -----------------------